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                                                                    EXHIBIT 10.7

                         RECEIVABLES PURCHASE AGREEMENT

         This Receivables Purchase Agreement ("Agreement") is entered into as of March 29, 2002 between American Reimbursement, LLC, a Delaware limited liability company ("Buyer") and Tender Loving Care Health Care Services, Inc., a Delaware corporation ("Seller"), with reference to the following facts:

         Subject to Section 3 below, Seller is the owner of certain accounts receivable as listed on SCHEDULE A hereto (the "A/R"). Seller desires to sell, and Buyer desires to purchase, the A/R upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

         1. SALE OF A/R. Seller hereby, sells, assigns, transfers, conveys and sets over unto Buyer all of its right, title and interest in and to the A/R in exchange for Buyer's agreement set forth herein to pay to Seller the Purchase Price therefor.

         2. PAYMENT OF PURCHASE PRICE. Buyer hereby agrees to pay to Seller the Purchase Price for the A/R as set forth in this Section 2. The "Purchase Price" for each account receivable included in the A/R means the actual collections made and received by or on behalf of Buyer on such account receivable. Within two (2) business days of Buyer's receipt of any such collections, thirty percent (30%) thereof shall be remitted directly to Seller (or in accordance with Seller's written instructions). Buyer's obligation to pay to Seller the remaining seventy (70%) of such collections shall be evidenced by a promissory note made by Buyer to Seller, substantially in the form of EXHIBIT A hereto (each a "Note"). All payments of the Purchase Price (including payments under any Note) shall be made in accordance with the instructions set forth EXHIBIT B hereto.

Seller expressly acknowledges and agrees that Buyer's obligation to pay the Purchase Price is subject and subordinate to Buyer's assumption and indemnification obligations under that certain Assumption and Indemnification Agreement dated as of March 29, 2002 between Buyer and Med Diversified, Inc.

         3. REPRESENTATIONS; DISCLAIMER. Buyer expressly understands and agrees that Seller makes no representations or warranties with respect to the A/R, the documents evidencing or securing such A/R or otherwise, except that Seller represents and warrants that it is transferring title to such accounts receivable subject only to such interests as are reflected in the public financing statement records.

         4. FURTHER ASSURANCES. Seller agrees to cooperate with Buyer and to execute and deliver such additional instruments as may be reasonably necessary in order to give effect to Buyer's acquisition of the A/R.

         5. MISCELLANEOUS. This Agreement and the Notes represent the entire understanding of the parties with respect to the subject matter hereof, and may be executed in counterparts (including counterparts delivered by facsimile), each of which shall be considered an original but all of which taken together shall constitute one and the same agreement. Any notice given by any party in connection with this Agreement or any Note shall be effective only upon its receipt by the other party and only if (a) given in writing and (b) personally delivered or sent by United States mail, postage prepaid, and addressed to the recipient at its address set forth beneath its signature to this Agreement, which address may be changed pursuant to a notice given as provided herein. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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         IN WITNESS WHEREOF, the parties have caused this Receivables Purchase
Agreement to be executed and delivered by their respective duly authorized representatives as of the date first written above.

AMERICAN REIMBURSEMENT, LLC          TENDER LOVING CARE HEALTH
                                     CARE SERVICES, INC.

By:  /s/ Richard J. Boudreau         By:  /s/ Willard T. Derr
   -----------------------------        --------------------------
Name:    Richard J. Boudreau         Name:    Willard T. Derr
Title:   Manager                     Title:   S.V.P. Chief Financial Officer
Address: 77 Main Street              Address: 1983 Marcus Avenue
         Andover, MA 01810                    Lake Success, NY 11042

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                                SCHEDULE A - A/R

TENDER LOVING CARE HEALTHCARE SERVICES                               $20,098,000

Due to the voluminous nature of the information required to precisely describe each of the accounts receivable included as part of the total pool of accounts receivable, such information is not included herewith and is separately available for review upon request.

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                                    EXHIBIT A

                                     FORM OF

                                 PROMISSORY NOTE

$_____________________                                        ___________, _____

         1. FOR VALUE RECEIVED, the undersigned, American Reimbursement, LLC, a Delaware limited liability company ("Borrower") promises to pay to Tender Loving Care Health Care Services, Inc., a Delaware corporation ("Lender"), or to Lender's order, the principal sum of ___________________ DOLLARS ($_________), together with interest on the unpaid principal hereof at the rate provided in
Section 3 below. All payments under this Note shall be made by corporate check in accordance with Lender's instructions. This Note is made pursuant to and is subject to that certain Receivables Purchase Agreement dated as of March 29, 2002, between Lender, as Seller, and Borrower.

         2. PAYMENTS. The entire principal amount of this Note, together with all accrued unpaid interest, shall be due and payable on [___________, ____(1). Lender expressly acknowledges and agrees that Borrower's obligations under this Note are subject and subordinate to Buyer's assumption and indemnification obligations under that certain Assumption and Indemnification Agreement dated as of March 29, 2002 between Borrower and Med Diversified, Inc.

         3. INTEREST. Interest on the unpaid principal balance of this Note shall accrue at the rate equal to LIBOR as in effect from time to time. In the event that Borrower fails to pay any amount under this Note when due (whether at maturity, by acceleration or otherwise, such overdue amount shall bear interest at the rate which is three percent (3%) per annum in excess of LIBOR. Notwithstanding any other provision of this Note, in no event shall the interest payable hereunder, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note. To the extent that any amount collected by Lender exceeds the maximum interest permitted under applicable law, such excess shall be applied to reduce the outstanding principal of this Note. As used herein, "LIBOR" means, for the period commencing on the date hereof and ending 3 months thereafter, and for each successive 3-month period, the 3-month LIBOR interest rate as quoted in THE WALL STREET JOURNAL on the first day of such period.

         4. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by Borrower under this Note.

            (a) If Borrower fails to pay when due and payable or when declared due and payable, any portion of the obligations hereunder, whether of principal or interest (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); or

            (b) If any bankruptcy, reorganization, receivership or other insolvency proceeding is commenced by or against Borrower.

----------
(1) Three years from issuance.

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Upon the occurrence of an Event of Default, all amounts outstanding under this
Note shall, at the option of the holder hereof, become immediately due and payable without notice or demand.

         5. MISCELLANEOUS. The indebtedness evidenced hereby shall be payable in lawful money of the United States. Should any one or more provisions of this Note be determined to be illegal or unenforceable, all other provisions shall nevertheless remain effective.

         6. CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict of laws principles of such State.

         7. SUCCESSORS AND ASSIGNS. This Note shall bind Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns; PROVIDED, HOWEVER, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent by Lender to an assignment by Borrower shall release Borrower from its obligations.

         8. AMENDMENTS AND WAIVERS. No amendment, modification, termination, or waiver of any provision of this Note or any other document or instrument executed in connection herewith, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Lender.

         9. WAIVER OF JURY TRIAL. BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (AFTER CONSULTING OR HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR CHOICE) ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER OR BORROWER. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN EVIDENCED HEREBY.

         IN WITNESS WHEREOF, this Note is executed by Borrower as of the date first written above.

                                           AMERICAN REIMBURSEMENT, LLC, A
                                           DELAWARE LIMITED LIABILITY COMPANY

                                           By
                                             --------------------------------
                                           Title
                                                 ----------------------------

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                                    EXHIBIT B

                       PURCHASE PRICE PAYMENT INSTRUCTIONS

                  Tender Loving Care Health Care Services, Inc.

                               Lockbox Account:
   American Reimbursement, LLC/Tender Loving Care Healthcare Services, Inc.

                                  Fleet Bank
                               200 Federal Street
                                Boston, MA 02110